Exhibit 4.1

NEW COMMON STOCK WARRANT AGREEMENT

(New Common Stock Warrants)

by and between

MOVIE GALLERY, INC.,

and

American Stock Transfer and Trust Company,

as Warrant Agent

Dated as of May 20, 2008

SERIES A WARRANT AGREEMENT

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions

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SERIES A WARRANT AGREEMENT (this “Warrant Agreement”), entered into on May 20, 2008, between MOVIE GALLERY, INC., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company as Warrant Agent (the “Warrant Agent”).

WHEREAS, pursuant to the terms and conditions of the restructuring contemplated under the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Code”) filed on February 18, 2008 (as may be amended from time to time, the “Plan”), the holders of certain Allowed Claims (as defined in the Plan) are to be issued Warrants (the “Warrants”) exercisable until the Expiration Date (as defined below), to purchase up to 3,000,000 shares of common stock, par value $0.001 per share, of the Company (“New Common Stock”) at an exercise price of $20.00 per share of New Common Stock, as adjusted pursuant to Section 12 hereof (the “Exercise Price”);

WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

WHEREAS, for purposes of this Warrant Agreement, “person” shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express (and no implied) instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. Issuance of Warrants. In accordance with Section 5 hereof and the Plan, the Company will cause to be issued to the Depository (as defined below), one or more Global Warrant Certificates (as defined below) evidencing a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the registered holder of book-entry Warrants reflecting such book-entry position (the “Warrant Statement”). Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, one share of New Common Stock at the Exercise Price. The shares of New Common Stock or (as provided pursuant to Section 12 hereof) other shares of capital stock deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.” The words “holders” or “holder,” as used herein in respect of any Warrants or Warrant Shares, shall mean the registered holder or registered holders thereof.

SECTION 3. Warrant Certificates. Subject to Section 6 of this Agreement, the Warrants shall be issued (1) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A attached hereto, and/or (2) in the form of one or more global certificates (the “Global Warrant Certificates”), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit B attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers (as hereinafter defined) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent. The Global Warrant Certificates shall be deposited on or after the date hereof with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Warrant Agreement.

SECTION 4. Execution of Warrant Certificates. Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or any Vice President, and by the Secretary or any Assistant Secretary (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer who shall have been an Appropriate Officer at the time of entering into this Warrant Agreement. If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such Appropriate Officer.

Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall (i) register in the Warrant Register (as defined below) the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each holder of Warrants shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6 of this Warrant Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the holder of the Warrant in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Warrant Agreement, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the holder of the Warrant thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

SECTION 6. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Warrant Agreement and the procedures of the Depository therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book Entry Warrants.

(i) Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depository or its nominee of written instructions or such other form of instructions as is customary for the Depository on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the holder a Book-Entry Warrant and deliver to said Warrant holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer pursuant to clause (i) of the last sentence of this Section 6(c) or Section 6(h)(v) hereof shall be cancelled by the Warrant Agent. Such cancelled Book-Entry Warrants shall then be disposed of by or at the direction of the Company in accordance with applicable law. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request:

(i) to register the transfer of the Book-Entry Warrants; or

(ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth in this Section 6(d) have been satisfied. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the holder hereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue, and the Warrant Agent shall countersign, a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Book-Entry Warrants. If at any time:

(i) the Depository for the Global Warrant Certificates notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Warrant Agreement,

then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(g) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or cancelled and retained pursuant to applicable law by, the Warrant Agent.

(h) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 3 hereof and this Section 6, Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of additional Global Warrant Certificates contemplated by Section 12 hereof.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a holder of Warrants for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the holder in connection with any such exchange or registration of transfer.

(iv) So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Warrant Agreement. Except as provided in Section 6(b) hereof upon the exchange of a beneficial interest in a Global Warrant Certificate for a Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the owners or holders thereof under the Warrants or this Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Sections 6(b), (c), (d) hereof and this Section 6(h), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office referred to in Section 20 hereof (the “Warrant Agent Office”), duly endorsed, and accompanied by a completed form of assignment (or with respect to a Book-Entry Warrant, only such completed form of assignment), duly signed by the holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible guarantor institution. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

SECTION 7. Acknowledgment; Securities Law Compliance. Each Warrant holder, by its acceptance of any Warrant under this Warrant Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code or Section 4(2) of the Securities Act, and to the extent that a Warrant holder is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

SECTION 8. Terms of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Warrant Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant pursuant to the terms of this Warrant Agreement and prior to 5:00 p.m. New York City Time, on May 15, 2015 (the “Expiration Date”), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such Warrant Shares. In addition, prior to the delivery of any shares of New Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company. Subject to the terms and conditions set forth herein, the Holder may exercise the Warrants by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent no later than 5:00 p.m. New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Holder;

(ii) delivering no later than 5:00 p.m. New York City time, on the business day immediately prior to the Settlement Date, this Warrant Certificate evidencing such Warrants to the Company; and

(iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

(b) The Holder shall have the right, in lieu of paying the Exercise Amount in cash, to instruct the Company to reduce the number of shares of New Common Stock issued purchased pursuant to the exercise of the Warrants in accordance with the following formula:

P
N =
M
where:
	N	=	the number of shares of New Common Stock to be subtracted from the remaining number of shares of New Common Stock issuable upon exercise of the Warrants;

	P	=	the Exercise Amount which would otherwise be payable in cash for the shares of New Common Stock for which the Warrants are being exercised; and

	M	=	the Market Price of a share of Common Stock determined as of the date of such exercise.

The term “Market Price” means, as of any date of determination but calculated as the average over the preceding 20 days on which the New Common Stock has traded, (i) the closing price per share of New Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal securities exchange on which the New Common Stock is then listed or admitted to trading; or (ii) if the New Common Stock is not then listed or admitted to trading on any securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the New Common Stock on such date; or (iii) if there shall have been no trading on such date or if the New Common Stock are not so designated, the average of the reported closing bid and asked prices of the New Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (iv) if none of (i), (ii) or (iii) is applicable, the “Market Price” shall be the fair value thereof, determined in good faith by the Company.

To the extent a Warrant Exercise Notice is delivered in respect of Warrant prior to 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payments specified in clause (ii) and (iii) above are effected thereafter but no later than 5:00 p.m., New York City time, on the Settlement Date, the Warrants shall be nonetheless deemed exercised prior to the Expiration Date for the purposes of this Warrant Agreement.

(c) Subject to the adjustments set forth in Section 12 hereof, each Warrant, when exercised, will entitle the holder thereof to purchase one share of New Common Stock at the Exercise Price then in effect for such share of New Common Stock. Each Warrant not exercised pursuant to this Warrant Agreement prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of the Expiration Date.

(d) The Exercise Amount shall be payable in lawful money of the United States of America either by certified or official bank check made payable to the order of the Company (or if agreed to in the sole and absolute discretion of the Company, by wire transfer in immediately available funds to an account arranged with the Company prior to exercise).

(e) Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the holder and the Company, enforceable in accordance with its terms.

(f) The Warrant Agent shall:

(i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company, no later than three business days after receipt of a Warrant Exercise Notice, of (x) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (y) the instructions with respect to delivery of the shares of New Common Stock of the Company deliverable upon such exercise, subject to the timely receipt from the Depository of the necessary information, and (z) such other information as the Company shall reasonably require; and

(v) subject to the New Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its requirements.

(g) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith, shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. The Company shall be under no duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of the Warrant evidencing such Warrants, either:

(i) if such holder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, by same-day or next-day credit to the Depository for the account of such holder or for the account of a participant in the Depository the number of Warrant Shares to which such holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such holder or by the direct participant in the Depository through which such holder is acting; or

(ii) if such holder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Shares registered on the books of the Company’s transfer agent or, at the Company’s option, by delivery to the address designated by such holder in its Warrant Exercise Notice of a physical certificate or certificates representing the number of Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. Such warrant shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the delivery thereof.

If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Global Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 5 hereof and this Section 8. The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the holder of record of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

(i) [intentionally omitted]

(j) For purposes of this Warrant Agreement, a “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close or remain closed. In accordance with Section 13 hereof, no fractional shares shall be issued upon exercise of any Warrants.

(k) All Global Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Global Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day on which Warrants were exercised, of (i) the number of shares of New Common Stock issued upon exercise of a Warrant, (ii) the delivery of Global Warrant Certificates evidencing the balance, if any, of the shares of New Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by the Warrant Agent in payment of the aggregate Exercise Price. The Warrant Agent promptly shall confirm such information to the Company in writing.

(l) The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder, and provide, at the Company’s expense, copies thereof to any registered holder requesting such copy prior to the Expiration Date. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may reasonably request.

SECTION 9. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrants, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrants surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10. Mutilated or Missing Warrant Certificates. On receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft, destruction or mutilation of a Global Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and the Warrant Agent or, in the case of mutilation, on surrender and cancellation of a Global Warrant Certificate, the Company shall issue and the Warrant Agent shall countersign, in lieu of the Global Warrant Certificate, a new warrant certificate of like tenor and amount.

SECTION 11. Reservation of Shares of New Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of New Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of New Common Stock upon exercise of Warrants, the maximum number of shares of New Common Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company covenants that all shares of New Common Stock that may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof (in the case of an exercise), fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the person to which the shares of New Common Stock are to be issued).

SECTION 12. Adjustment of Exercise Price and Number of Shares of Common Stock Issuable. The Exercise Price and the number of shares of New Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12, without duplication. For purposes of this Warrant Agreement “Common Stock” means, subject to Section 12(k) hereof, the shares of New Common Stock from time to time authorized and any other stock of the Company, however designated, the holders of which have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a) Adjustment for Change in Capital Stock. If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company:

(i) pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares (other than upon a reclassification to which clause (v) of this Section 12(a) or Section 12(j) hereof applies);

(iii) combines its outstanding shares of Common Stock into a smaller number of shares (other than upon a reclassification to which clause (v) of this Section 12(a) or Section 12(j) hereof applies);

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v) issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity but excluding any reclassification in which property other than shares of capital stock is issued (in which event Section 12(j) hereof shall apply)), then the number of shares of Common Stock or other shares of capital stock of the Company receivable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of shares of Common Stock or other shares of capital stock of the Company that such holder would have been entitled to receive upon the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Adjustment of Exercise Price. Whenever the number of shares of Common Stock or other shares of capital stock of the Company receivable upon the exercise of any Warrant is otherwise required to be adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of Common Stock or other shares of capital stock receivable upon exercise of each Warrant as provided in Section 12(f)) hereof, the Exercise Price payable per share of Common Stock upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock receivable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock (or, where clause (iv) or (v) of Section 12(a) hereof applies and shares of capital stock (other than solely Common Stock) become so receivable, the number of shares of Common Stock equivalent to such shares of capital stock based on the relative fair market values hereof (as determined in good faith by the Board of Directors)) so receivable immediately thereafter.

If after an adjustment a holder of a Warrant upon exercise thereof may receive shares of two or more classes or series of capital stock of the Company, the Company, in good faith, shall determine as the adjusted Exercise Price for each share of capital stock (other than Common Stock) so receivable an amount equal to the Exercise Price per share of Common Stock as adjusted pursuant to the preceding paragraph, multiplied by a fraction the denominator of which is the fair market value of a share of Common Stock and the numerator of which is the fair market value of such share of other capital stock (as determined in good faith by the Board of Directors). After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on terms comparable to those applicable to shares of Common Stock in this Section 12.

(c) Issuance of Additional Shares of Common Stock. If the Company, at any time while a Global Warrant Certificate is outstanding, shall issue any Additional Shares of Common Stock, at a price per share less than the fifty percent (50%) of the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price then in effect by a fraction:

(i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to fifty percent (50%) of the Exercise Price then in effect, and

(ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in Subsections (a) or (i) of this Section 12. For purposes of this subsection, “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company after the date hereof except the issuance of securities by the Company identified under subsection (e) of this Section 12.

(d) Issuance of Common Stock Equivalents. If the Company, at any time while a Global Warrant Certificate is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than fifty percent (50%) of the Exercise Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended, and such price as so amended shall be less than fifty percent (50%) of the Exercise Price in effect at the time of such amendment, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (c) of this Section 12 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Exercise Price shall be made under this subsection (d) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (d). For purposes of this Warrant Agreement, (i) “Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security and (ii) “Convertible Securities” shall mean evidences of indebtedness, shares of capital stock or other securities of the Company which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” shall mean one of the Convertible Securities.

(e) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least one percent (l%) in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(f) When No Adjustment Required.

(i) No adjustment need be made pursuant to Section 12(a) or 12(b) hereof for a transaction referred to in Section 12(a) hereof if Warrant holders participate in such transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(ii) No adjustment need be made for any issuance of securities by the Company on the Effective Date of the Plan or pursuant to the Plan, including, without limitation, those adjustments specified in subclauses (iii) and (iv) below.

(iii) No adjustment need be made for warrants issued to the Arranger (as defined in that certain Revolving Credit and Guaranty Agreement dated May     , 2008, as the same may from time to time be amended, modified or supplemented, by and among, the Company, certain subsidiaries of the Company, the lenders party thereto from time to time (the “Credit Facility”)) with an exercise price of $0.01 pursuant to the Fee Letter (as defined in the Credit Facility).

(iv) No adjustment need be made for any issuance of options, equity or equity-based grants or other securities in connection with the Company’s Management and Director Equity Incentive Program (as defined in the Plan).

(v) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(vi) No adjustment need be made for a change in the par value or no par value of the Common Stock.

(vii) Notwithstanding any other provision of this Section 12, no adjustment to the Exercise Price shall result in zero or in a negative number.

(viii) To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(g) Notice of Certain Transactions. If:

(i) the Company takes any action that would require an adjustment to the Exercise Price or the number of shares of Common Stock or other shares of capital stock receivable upon exercise of Warrants pursuant to Section 12(a) or (b) hereof;

(ii) the Company determines to adjust the number of Warrants pursuant to Section 12(e) hereof; or

(iii) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, liquidation or dissolution. The Company shall mail the notice at least fifteen (15) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Whenever the Exercise Price is adjusted, the Company also shall provide the notices required by Section 20 hereof.

(h) The Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Section 12 is (absent manifest error) conclusive if such determination is made in good faith.

(i) Warrant Agent’s Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made (if at all), how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 12. The Warrant Agent shall not be deemed to have knowledge of any adjustment under this Section 12 until it has received notice thereof pursuant to this Section 12.

(j) Optional Tax Adjustment. The Company may at its option, at any time prior to the Expiration Date, increase the number of shares of Common Stock or other shares of capital stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Sections 12(a) and (b) hereof, as deemed advisable by the Board of Directors, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(k) Changes in Common Stock. In case at any time or from time to time while the Warrants remain outstanding and unexpired in whole or in part, the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting:

(i) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other Person (a “Non-Surviving Transaction”), or

(ii) any reclassification of the Common Stock into securities or other property (other than solely into shares of capital stock of the Company (in which event Section 12(a)(5) hereof shall apply)), or any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (other than solely into or for shares of capital stock of the Company (in which event Section 12(a)(5) hereof shall apply)) (a “Surviving Transaction”; any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”), then, as a condition to the consummation of such Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Warrant Agent a written instrument providing that:

(x) so long as any Warrant remains outstanding on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Warrant Agreement, each Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable:

(I) into, in lieu of the Common Stock issuable upon such exercise prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction, assuming (except in the case of a reclassification) such holder of Common Stock:

(A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an affiliate of a Constituent Person; and

(B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 12(k), the kind and amount of securities, cash and other property receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(II) at an Exercise Price for such Substituted Property equal to the aggregate Exercise Price payable by such holder for all such shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction; and

(y) the rights and obligations of the Company (or, in the event of a Non-Surviving Transaction, such other Person) and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and holders in respect of Common Stock hereunder as set forth in Section 8 hereof and elsewhere herein.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this Section 12(k) shall similarly apply to successive Transactions.

SECTION 13. Priority Adjustments, Further Actions.

(a) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 12 hereof, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value.

(b) The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of New Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation, as may be amended and in effect from time to time and available for the purposes of issue upon such exercise. Notwithstanding the previous sentences, the Company shall not be prohibited from effecting a consolidation, merger, reorganization or transfer of assets by this Section 13.

SECTION 14. Fractional Interests. The Company shall not be required to issue fractional shares of New Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of New Common Stock that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of New Common Stock purchasable on exercise of all of the Warrants so presented. If any fraction of a share of New Common Stock would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of New Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a share of New Common Stock and (ii) the excess of (x) the closing price of a share of New Common Stock for the day immediately preceding the date the Warrant was presented for exercise pursuant to Section 8 hereof over (y) the Exercise Price.

SECTION 15. Warrant Holders not Stockholders. Nothing contained in this Warrant Agreement or in any of the Global Warrant Certificates shall be construed as conferring upon the holders of any Warrant (i) the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter or to attend any such meetings or any other proceedings of the holders of Common Stock; (ii) the right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date precedes, the date of the exercise of such Warrant (except to the extent the first sentence of Section 16(d) hereof applies); or (iii), or any other rights whatsoever as stockholders of the Company.

SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Global Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force and effect provided in the Global Warrant Certificates in this Warrant Agreement.

SECTION 17. Warrant Agent.

(a) The Warrant Agent undertakes only the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(b) The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Global Warrant Certificates except as herein otherwise provided.

(c) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Company’s Chairman of the Board, Chief Executive Officer or any Vice President and delivered to the Warrant Agent; and in reliance upon such certificate, the Warrant Agent shall take any action or omit to take any action authorized under the provisions of this Warrant Agreement. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of the Exercise Price pursuant to Section 12 hereof, the authorization or reservation of shares of New Common Stock pursuant to Section 11 hereof, the due execution and delivery by the Company of this Warrant Agreement or any Global Warrant Certificate) or in the Warrant Certificates to be complied with by the Company.

(e) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(f) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any Global Warrant Certificate, Book-Entry Statement, certificate representing shares of New Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

(g) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof. Notwithstanding anything contained herein to the contrary, except to the extent liabilities arise from the Warrant Agent’s gross negligence, willful misconduct or bad faith, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all Services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(h) The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Global Warrant Certificates.

(i) The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(j) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all reasonable expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct.

(k) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(l) Except as otherwise prohibited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(m) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct; provided that in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits).

(n) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant to make or cause to be made any adjustment of the Exercise Price or number of the shares of New Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of New Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(o) Notwithstanding the foregoing, nothing in this Section 17 shall relieve the Warrant Agent from any liability arising from the Warrant Agent’s transfer of any Warrant without obtaining confirmation from the Company as described in Section 6(a) hereof.

(p) All rights and obligations contained in this Section 17 and Section 18 hereof shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

SECTION 18. Expenses. All expenses incident to the Company’s performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

SECTION 19. Change of Warrant Agent.

(a) If the Company terminates the Warrant Agent or the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has terminated the Warrant Agent or it has been notified in writing of a resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

(b) The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

SECTION 20. Notices to the Company and Warrant Agent. Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Movie Gallery, Inc.

900 West Main Street

Dothan, Alabama 36301

Attn: S. Page Todd

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601-6636

Attn: Anup Sathy P.C., Michael G. Timmers, P.C., Marc J. Carmel and Ross M. Kwasteniet

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

American Stock Transfer and Trust Company

6201 15th Avenue

Brooklyn, N.Y. 11219

Attn: Jennifer Donovan, Vice President

Telephone: (718) 921-8360

Facsimile: (718) 921-8310

SECTION 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the rights or interests of the holders of Warrant Certificates. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the rights or interests of holders of the Warrants shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of New Common Stock purchasable upon exercise of the Warrants would be decreased; provided, however, that such consent shall not be required for any adjustment to the Exercise Price or the number of shares purchasable, if made pursuant to the provisions of Section 12 hereof. The Warrant Agent shall have no duty to determine whether any such amendment would have an adverse effect on the rights or interests of the holders of the Warrants. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which adversely affects the rights or increases the duties or obligations of the Warrant Agent.

SECTION 22. Successors.

(a) All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder and the registered holders from the time of the Warrant Certificates.

(b) So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction (as defined in Section 12(k) hereof) unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Warrant Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 12(k) hereof. Upon the consummation of such Non-Surviving Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Warrant Agreement with the same effect as if such acquirer had been named as the Company herein.

SECTION 23. Termination. This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date (or, if later, the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the Expiration Date). Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 8 hereof and Section 18 hereof shall survive such termination. Termination of the Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Expiration Date.

SECTION 24. Governing Law; Jurisdiction. This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including New York General Obligations Law § 5-1401). The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

SECTION 25. Benefits of this Warrant Agreement. This Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates, and nothing in this Warrant Agreement shall be construed to give to any person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Warrant Agreement. Each holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Warrant Agreement applicable thereto.

SECTION 26. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 27. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

SECTION 28. Entire Agreement. This Warrant Agreement and the Global Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrants with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrants with respect to the subject matter hereof.

SECTION 29. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

Movie Gallery, Inc.

By:	/s/ S. Page Todd
Name:	S. Page Todd
Title:	Executive Vice President, Secretary, and General Counsel

American Stock Transfer and Trust Company

By:	/s/ Felix Orihuela
Name:	Felix Orihuela
Title:	Vice President

[Signature Page to Warrant Agreement]